UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Lumen Technologies, Inc.	Common Stock, no-par value per share	LUMN	New York Stock Exchange
Lumen Technologies, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2026, Level 3 Financing, Inc. (“Level 3 Financing”), a direct wholly-owned subsidiary of Level 3 Parent, LLC (“Parent”), and an indirect wholly-owned subsidiary of Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”):

•	completed its previously-announced offering of $1.00 billion aggregate principal amount of its 7.500% Senior Notes due 2037 (the “Notes”); and

•	in connection therewith, entered into an indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee, dated May 21, 2026, which sets forth the terms of the Notes.

Level 3 Financing used a portion of the net proceeds from the offering to fund the purchase of certain of its unsecured notes pursuant to the concurrent tender offers and to pay related fees and expenses.

Interest on the Notes accrues from May 21, 2026 and is payable on February 15 and August 15 of each year, beginning on February 15, 2027.

The Notes are senior unsecured obligations of Level 3 Financing, ranking equal in right of payment with all existing and future indebtedness of Level 3 Financing that is not expressly subordinated in right of payment to the Notes and ranking senior in right of payment to all existing and future indebtedness of Level 3 Financing expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to all existing and future secured obligations of Level 3 Financing, to the extent of the value of the collateral provided by Level 3 Financing securing such obligations, and effectively subordinated to all liabilities, including trade payables, of the subsidiaries of Level 3 Financing that are not guarantors under the Indenture.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Level 3 Parent, and certain of Level 3 Parent’s material domestic subsidiaries which were able to guarantee the Notes without regulatory approval and subject to the receipt of the applicable regulatory approvals, other material domestic subsidiaries of Level 3 Financing will guarantee the Notes. Each such guarantee is a senior unsecured obligation of the applicable guarantor, ranking equal in right of payment with all existing and future indebtedness of such guarantor that is not expressly subordinated in right of payment to the guarantee of such guarantor and ranking senior in right of payment to all existing and future indebtedness of such guarantor that is expressly subordinated in right of payment to the guarantee of such guarantor. Each guarantee is effectively subordinated to all existing and future secured obligations of such guarantor, to the extent of the value of the collateral provided by such guarantor securing such obligations, and effectively subordinated to all liabilities, including trade payables, of the subsidiaries of such guarantor (other than Level 3 Financing) that are not themselves guarantors.

Level 3 Financing may redeem some or all of the Notes at any time prior to August 15, 2031 at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium set forth in the Indenture and accrued and unpaid interest (if any) to, but not including, the date of redemption. Level 3 Financing may redeem some or all of the Notes on or after August 15, 2031 at the redemption prices as set forth in the Indenture, plus accrued and unpaid interest (if any) to, but not including, the date of redemption. In addition, prior to August 15, 2029, Level 3 Financing may also, at its option, redeem up to 40% of the aggregate principal amount of the Notes with an amount not greater than the net cash proceeds from one or more equity offerings at the redemption price specified in the Indenture.

Upon the occurrence of certain specified change of control events, Level 3 Financing will be required, unless it has elected to redeem the Notes as described above, to make an offer to purchase all outstanding Notes at a price in cash equal to 101% of their principal amount on the purchase date, plus accrued and unpaid interest (if any) to, but not including, such purchase date.

The Indenture provides for customary events of default, including, among other things, the (i) failure to pay principal, interest or premium (if any) on the Notes when due, subject to certain grace periods; (ii) failure to perform various specified covenants continued for 90 days after written notice with respect thereto to Level 3 Financing by the trustee or the holders of at least 30% of the aggregate principal amount of such Notes then outstanding; or (iii) occurrence of certain specified defaults, judgments, bankruptcy proceedings, insolvencies or other events relating to Parent, Level 3 Financing or certain of its significant subsidiaries. In addition, subject to the terms and conditions set forth in the Indenture, if certain specified events of default with respect to the Notes occur and are continuing, the trustee or holders of at least 30% of the aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately.

The Indenture contains certain restrictive covenants that limit the incurrence of additional indebtedness, liens and certain other corporate transactions. These covenants are subject to a number of important limitations and exceptions, and are subject to termination upon the occurrence of certain events described in the Indenture.

The Notes and the related guarantees are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. Holders of the Notes do not have registration rights.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Other Information

In reviewing the documents included as exhibits to this Current Report, please note that they are included to provide you with additional information regarding the terms of the Notes and are not intended to provide any other factual or disclosure information about Level 3 Financing, Parent or the other parties thereto. Additional information about Parent may be found elsewhere in its public filings, which are available without charge through the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of May 21, 2026, among Level 3 Parent, LLC and the other guarantors party thereto, Level 3 Financing, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as trustee, relating to the Notes of Level 3 Financing, Inc.

4.2	Form of Notes (included in Exhibit 4.1).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Chris Stansbury
Chris Stansbury
President and Chief Financial Officer

Dated: May 21, 2026